EXHIBIT 99.1

Worthington Steel Reports Fourth Quarter and Full Year Fiscal 2025 Results

COLUMBUS, Ohio, June 25, 2025 – Worthington Steel, Inc. (NYSE: WS), a market-leading, value-added metals processing company, today reported financial results for the fiscal 2025 fourth quarter and full year ended May 31, 2025.

Fourth Quarter Highlights (all comparisons to the fourth quarter of fiscal 2024):

•
Net sales of $832.9 million decreased 9% compared to $911.0 million.
•
Operating income of $66.4 million compared to $67.3 million.
•
Net earnings attributable to controlling interest of $55.7 million compared to $53.2 million.
•
Net earnings per diluted share attributable to controlling interest of $1.10 compared to $1.06; adjusted net earnings per diluted share attributable to controlling interest of $1.05 compared to $1.06.
•
Adjusted EBIT of $70.1 million compared to $70.4 million.
•
Finalized the definitive agreement to acquire a controlling equity stake in Italy-based Sitem S.p.A. (together with its subsidiaries, Stanzwerk AG, Decoup S.A.S. and Sitem Slovakia spol. s r.o., “Sitem Group”). The transaction closed on June 3, 2025, subsequent to the end of fiscal 2025.
•
Named No. 1 Top Workplace in Columbus in the large organization category by Columbus CEO magazine. This marks the 13th consecutive year Worthington Steel has been named to the list—and its first as a standalone public company.
•
Earned 2024 Supplier of the Year by General Motors for the fourth time in five years.
•
Recognized as a John Deere Partner-level Supplier for the 13th consecutive year.
•
Declared a quarterly dividend of $0.16 per share payable on September 26, 2025, to shareholders of record at the close of business on September 12, 2025.

“Despite a mixed economic environment, our team executed well in the fourth quarter, advancing key growth initiatives while maintaining our focus on safety and partner relationships,” said Geoff Gilmore, president and CEO of Worthington Steel. “We made meaningful progress on our long-term strategy — including closing on the Sitem acquisition earlier this month, making headway on our electrical steel investments, gaining market share in key sectors and earning accolades from our customers.”

Financial highlights for the fiscal 2025 periods and the fiscal 2024 comparative periods are as follows:

(In millions, except volume and per share amounts)

	4Q 2025	4Q 2024	FY 2025	FY 2024
Volume (tons)	982,180	1,029,565	3,793,752	4,007,373

Net sales	$832.9	$911.0	$3,093.3	$3,430.6
Operating income	66.4	67.3	147.0	194.5
Net earnings attributable to controlling interest	55.7	53.2	110.7	154.7
Adjusted EBIT (Non-GAAP)(1)	70.1	70.4	149.1	224.4
Equity in net income of unconsolidated affiliate	4.0	6.7	4.4	22.4

Net earnings per diluted share attributable to controlling interest	$1.10	$1.06	$2.19	$3.11
Impairment of assets per diluted share (after-tax)	-	-	0.07	0.01
Restructuring and other expense, net per diluted share (after-tax)	0.01	-	0.02	-
Separation costs per diluted share (after-tax)	-	-	-	0.30
Pension settlement gain per diluted share (after-tax)	-	-	(0.04)	-
Gain on land sale per diluted share (after-tax)	-	-	(0.02)	-
Gain on Sitem Group purchase derivative per diluted share (after-tax)	(0.06)	-	(0.06)	-
Adjusted net earnings per diluted share attributable to controlling interest (Non-GAAP)(1)	$1.05	$1.06	$2.16	$3.42

(1)
Results in both the current year period and prior year period were impacted by certain items, as further discussed in the Non-GAAP Financial Measures / Supplemental Data section later in this release.

Quarterly Results

Net sales for the fourth quarter of fiscal 2025 were $832.9 million, a decrease of $78.1 million, or 9%, compared to the prior year quarter. The decrease was driven primarily by lower average selling prices, and to a lesser extent, lower toll volumes. Direct selling prices decreased 8% and toll selling prices decreased 13% in the fourth quarter of fiscal 2025 compared to the prior year quarter. Direct tons sold were flat, while toll tons sold decreased 11% in the fourth quarter of fiscal 2025 compared to the prior year quarter. The mix of direct tons versus toll tons processed was 60% to 40% in the fourth quarter of fiscal 2025 compared to 58% to 42% in the prior year quarter.

Gross margin decreased by $4.0 million over the prior year quarter to $127.0 million. The decrease was driven primarily by lower toll margins, partially offset by higher direct spreads. Toll margins, down $8.1 million, were impacted by a $3.9 million unfavorable change in toll mix and a $4.2 million unfavorable impact due to lower volumes. Direct spreads, up $3.4 million, were impacted by a $24.2 million favorable change from an estimated $3.4 million inventory holding loss in the prior year quarter to an estimated $20.8 million inventory holding gain in the fourth quarter of fiscal 2025.

Operating income decreased $0.9 million from the prior year quarter to $66.4 million. The decrease was driven primarily by a $4.0 million decrease in gross margin and a $1.7 million fiscal 2025 restructuring and other expense, net, partially offset by lower selling, general and administrative (“SG&A”) expense. The $4.8 million decrease in SG&A expense was primarily due to lower wage and benefits costs and lower bad debt expense. The Company recognized restructuring expenses due to the previously announced plans to combine Worthington Samuel Coil Processing’s (“WSCP”) toll processing manufacturing facility in Cleveland, Ohio into its existing manufacturing facility in Twinsburg, Ohio, as well as the severance expense associated with the TWB Company’s (“TWB”) voluntary retirement program. Joint ventures WSCP and TWB are consolidated with the equity owned by the other joint venture members shown as noncontrolling interests on the Company’s consolidated balance sheets.

The Company reported net earnings attributable to controlling interest of $55.7 million, or $1.10 per diluted share, for its fiscal 2025 fourth quarter. For the prior year quarter, the Company recorded net earnings attributable to controlling interest of $53.2 million, or $1.06 per diluted share.

Adjusted net earnings attributable to controlling interest of $53.4 million, or $1.05 per diluted share, compares to the prior year quarter adjusted net earnings attributable to controlling interest of $53.2 million, or $1.06 per diluted share. The fiscal 2025 adjusted results exclude a $3.0 million after-tax gain on the Sitem Group purchase derivative, or $0.06 per diluted share, and $0.7 million after-tax restructuring and other expense, net, or $0.01 per diluted share. The adjustment in the prior year quarter did not have an impact on net earnings attributable to controlling interest.

Balance Sheet, Cash Flow and Capital Allocation

As of May 31, 2025, the Company had cash and cash equivalents of $38.0 million and restricted cash of $54.9 million. During the fourth quarter of fiscal 2025, net cash provided by operating activities was $53.9 million compared to $35.6 million in the prior year quarter. Investment in property, plant and equipment during the fourth quarter of fiscal 2025 was $45.5 million compared to $44.8 million in the prior year quarter. The Company generated free cash flow (as defined in the Non-GAAP Financial Measures / Supplemental Data section later in this release) of $8.4 million in the fourth quarter of fiscal 2025 compared to negative free cash flow of $9.2 million in the prior year quarter.

The Company ended the fourth quarter of fiscal 2025 with debt of $151.5 million and $38.0 million in cash and cash equivalents, resulting in a net debt (as defined in the Non-GAAP Financial Measures / Supplemental Data section later in this release) position of $113.5 million. Restricted cash of $54.9 million was the result of routine pre-closing procedures related to funds designated for the Sitem Group acquisition early in the first quarter of fiscal 2026.

The Board of Directors declared a quarterly dividend of $0.16 per common share. The dividend is payable on September 26, 2025, to shareholders of record at the close of business on September 12, 2025.

Conference Call

The Company will review fiscal 2025 fourth quarter results during its quarterly conference call on June 26, 2025, beginning at 8:30 a.m., Eastern Time. Conference call details are available in the investor section of the Company’s website at www.WorthingtonSteel.com.

About Worthington Steel

Worthington Steel (NYSE:WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions is driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its approximately 6,000 employees harness the power of steel to advance our customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington Steel operates 37 facilities in seven states and 10 countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees and strengthening its communities.

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company wishes to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “expect,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the Company’s separation from Worthington Enterprises, Inc. (the “Separation”); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the tax treatment of the Separation transaction; the leadership of the Company following the Separation; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: our ability to successfully realize the anticipated benefits of the Separation; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; the ability to realize expected benefits of strategically deployed capital expenditures; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, as well as potential adverse impacts as a result of the Inflation Reduction Act of 2022, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission (“SEC”) and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effect of tax laws in the United States and potential changes for such laws, which may increase the Company's costs and negatively impact its operations and financial results; cyber security risks; risks associated with artificial intelligence technologies; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the SEC, including those described in “Part I – Item 1A. – Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, you should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON STEEL, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS
(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2025	2024	2025	2024
Net sales	$832.9	$911.0	$3,093.3	$3,430.6
Cost of goods sold	705.9	780.0	2,704.7	2,990.8
Gross margin	127.0	131.0	388.6	439.8
Selling, general and administrative expense	58.9	63.7	231.6	224.4
Impairment of assets	-	-	7.4	1.4
Restructuring and other expense, net	1.7	-	2.6	-
Separation costs	-	-	-	19.5
Operating income	66.4	67.3	147.0	194.5
Other income (expense):
Miscellaneous income, net	5.7	3.7	3.8	5.3
Interest expense, net	(1.0)	(2.4)	(7.1)	(6.0)
Equity in net income of unconsolidated affiliate	4.0	6.7	4.4	22.4
Earnings before income taxes	75.1	75.3	148.1	216.2
Income tax expense	16.2	17.6	28.8	46.1
Net earnings	58.9	57.7	119.3	170.1
Net earnings attributable to noncontrolling interests	3.2	4.5	8.6	15.4
Net earnings attributable to controlling interest	$55.7	$53.2	$110.7	$154.7

Basic
Weighted average common shares outstanding(1)	49.5	49.3	49.5	49.3
Earnings per share attributable to controlling interest	$1.13	$1.08	$2.24	$3.14

Diluted
Weighted average common shares outstanding(1)	50.5	50.4	50.5	49.8
Earnings per share attributable to controlling interest	$1.10	$1.06	$2.19	$3.11

Common shares outstanding at end of period	49.5	49.3	49.5	49.3

Cash dividends declared per share	$0.16	$0.16	$0.64	$0.32

(1)
Prior to the third quarter of fiscal 2024, Weighted average common shares outstanding (Basic) and Weighted average common shares outstanding (Diluted) reflects the basic common shares at the Separation. This share amount is being utilized in the calculation of basic and diluted earnings per common share for periods prior to the Separation.

WORTHINGTON STEEL, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

(Unaudited)

	May 31,	May 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$38.0	$40.2
Restricted cash	54.9	-
Receivables, less allowances of $3.8 and $3.2, respectively	438.7	472.6
Inventories
Raw materials	179.4	150.2
Work in process	165.6	176.8
Finished products	77.0	78.3
Total inventories	422.0	405.3
Income taxes receivable	0.1	4.2
Assets held for sale	11.5	2.9
Prepaid expenses and other current assets	83.3	76.6
Total current assets	1,048.5	1,001.8
Investment in unconsolidated affiliate	126.6	135.0
Operating lease assets	72.6	72.9
Goodwill	79.6	79.6
Other intangible assets, net of accumulated amortization of $50.3 and $45.3, respectively	67.9	77.0
Deferred tax asset	11.4	8.5
Other assets	7.0	16.8
Property, plant and equipment:
Land	38.6	37.9
Buildings and improvements	190.4	177.1
Machinery and equipment	942.6	893.8
Construction in progress	132.7	83.6
Total property, plant and equipment	1,304.3	1,192.4
Less: accumulated depreciation	756.1	717.6
Total property, plant and equipment, net	548.2	474.8
Total assets	$1,961.8	$1,866.4

WORTHINGTON STEEL, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

(Unaudited)

	May 31,	May 31,
	2025	2024
Liabilities and equity
Current liabilities:
Accounts payable	$402.5	$380.4
Short-term borrowings	149.2	148.0
Accrued compensation, contributions to employee benefit plans and related taxes	43.0	52.8
Dividends payable	9.3	8.7
Other accrued items	15.3	15.7
Current operating lease liabilities	7.7	7.6
Income taxes payable	4.5	5.2
Total current liabilities	631.5	618.4
Other liabilities	32.8	34.3
Long-term debt	2.3	-
Noncurrent operating lease liabilities	68.7	68.3
Deferred income taxes	28.6	27.9
Total liabilities	763.9	748.9
Preferred shares, without par value; authorized – 1,000,000 shares; no shares issued or outstanding	-	-
Common shares, without par value; authorized – 150,000,000 shares; issued
and outstanding 49,548,895 shares and 49,331,514 shares, respectively	-	-
Additional Paid-in Capital	913.9	905.3
Retained Earnings	164.2	86.1
Accumulated other comprehensive loss, net of taxes of $(2.0) and $(1.7), respectively	(4.0)	(6.1)
Total Shareholders’ equity - controlling interest	1,074.1	985.3
Noncontrolling interests	123.8	132.2
Total equity	1,197.9	1,117.5
Total liabilities and equity	$1,961.8	$1,866.4

WORTHINGTON STEEL, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In millions)

(Unaudited)

	Twelve Months Ended
	May 31,
	2025	2024
Operating activities:
Net earnings	$119.3	$170.1
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	66.0	65.3
Impairment of assets	7.4	1.4
Provision for (benefit from) deferred income taxes	(3.1)	1.1
Bad debt expense	1.8	1.1
Equity in net income of unconsolidated affiliate, net of distributions	8.4	(20.4)
Net (gain) loss on sale of assets	(0.7)	1.0
Stock-based compensation	11.0	10.3
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	34.1	(1.4)
Inventories	(16.7)	16.4
Accounts payable	15.8	(26.7)
Accrued compensation and employee benefits	(9.8)	7.9
Other operating items, net	(3.2)	(26.6)
Net cash provided by operating activities	230.3	199.5

Investing activities:
Investment in property, plant and equipment	(130.4)	(103.4)
Acquisitions, net of cash acquired	-	(21.0)
Proceeds from sale of assets, net of selling costs	1.3	1.2
Net cash used in investing activities	(129.1)	(123.2)

Financing activities:
Distribution to the Former Parent in connection with the Separation	-	(150.0)
Transfers to the Former Parent, net	-	(47.6)
Proceeds from short-term borrowings, net	15.0	127.2
Proceeds from revolving credit facility borrowings - swing loans	508.7	266.1
Repayments of revolving credit facility borrowings - swing loans	(522.5)	(248.1)
Proceeds from long-term debt, net of issuance costs	2.3	-
Proceeds from issuance of common shares, net of tax withholdings	(3.1)	0.3
Payments to noncontrolling interests	(17.0)	(8.8)
Dividends paid	(31.9)	(7.9)
Net cash used in financing activities	(48.5)	(68.8)

Increase in cash, cash equivalents, and restricted cash	52.7	7.5
Cash, cash equivalents, and restricted cash at beginning of period	40.2	32.7
Cash, cash equivalents, and restricted cash at end of period	$92.9	$40.2

WORTHINGTON STEEL, INC.
NON-GAAP FINANCIAL MEASURES / SUPPLEMENTAL DATA
(In millions, except volume and per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also presents certain non-GAAP financial measures including (a) adjusted operating income, (b) adjusted earnings before income taxes, (c) adjusted income tax expense, (d) adjusted net earnings attributable to controlling interest, (e) adjusted net earnings per diluted share attributable to controlling interest, (f) net earnings before interest and taxes attributable to controlling interest (“EBIT”), (g) adjusted net earnings before interest and taxes attributable to controlling interest (“adjusted EBIT”), (h) net earnings before interest, taxes, depreciation and amortization attributable to controlling interest (“EBITDA”), (i) adjusted net earnings before interest, taxes, depreciation and amortization attributable to controlling interest (“adjusted EBITDA”), (j) free cash flow, (k) total debt less cash and cash equivalents (“net debt”), and (l) pro forma adjusted net earnings before interest and taxes attributable to controlling interest (“pro forma adjusted EBIT”).

These non-GAAP financial measures typically exclude impairment and restructuring charges (gains) but may also exclude other items that management believes are not reflective of, and thus should not be included when evaluating the performance of, the Company’s ongoing operations. Management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, and determine incentive compensation and believes these non-GAAP financial measures provide useful information to investors because they provide additional perspective on the performance of the Company’s ongoing operations. Additionally, management believes these non-GAAP financial measures provide useful information to investors because they allow for meaningful comparisons and analysis of trends in the Company’s business and enable investors to evaluate operations and future prospects in the same manner as management.

For the purposes of the subsequent tables, the non-GAAP measures have been adjusted for the items identified below:

•
Impairment of assets – impairments of assets are excluded because they do not occur in the ordinary course of the Company’s ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, so their exclusion facilitates the comparison of historical and current financial results.
•
Restructuring – restructuring activities consist of items that are not part of the Company's ongoing operations, such as divestitures, closing or consolidating facilities, employee severance (including rationalizing headcount or other significant changes in personnel), and realignment of existing operations (including changes to management structure in response to underlying performance and/or changing market conditions).
•
Separation costs – direct and incremental costs incurred in connection with the Separation from the Worthington Enterprises, Inc. (the “Former Parent”), including audit, legal, and other fees paid to third-party advisors as well as direct and incremental costs associated with the separation of shared corporate functions which are not part of the Company’s ongoing operations.
•
Tax indemnification adjustment – tax and indemnification adjustments reported in income tax expense and miscellaneous income, net, related to an indemnification agreement with the former owners of Tempel Steel Company (“Tempel”). These adjustments are the result of a first quarter fiscal 2025 favorable tax ruling, a fourth quarter fiscal 2025 interest charge true-up, and a fourth quarter fiscal 2024 unfavorable tax ruling in one of the jurisdictions in which Tempel operates. The indemnification agreement, which was entered into with the former Tempel owners at the time the Company acquired Tempel, provides protection to the Company from rulings by tax authorities through the acquisition date.
•
Pension settlement gain – pension lift-out transaction to transfer a portion of the total projected benefit obligation of the Tempel pension plan to a third-party insurance company, which resulted in a pre-tax non-cash gain reported in miscellaneous income, net, is excluded as it is not part of the Company’s ongoing operations.
•
Gain on land sale – sale of unused land on the campus of the Tempel subsidiary in China, which resulted in a pre-tax gain in miscellaneous income, net, is excluded as it is not part of the Company’s ongoing operations.
•
Gain on Sitem Group purchase derivative – mark-to-market gain on the economic (non-designated) foreign currency exchange contract entered into related to the purchase price for Sitem Group, which resulted in a pre-tax gain in miscellaneous income, net, and is excluded as it is not part of the Company’s ongoing operations.

The following provides a reconciliation to the non-GAAP financial measures adjusted operating income, adjusted earnings before income taxes, adjusted income tax expense, adjusted net earnings attributable to controlling interest and adjusted net earnings per diluted share attributable to controlling interest from the most comparable GAAP measures for the three- and 12-month periods ended May 31, 2025, and May 31, 2024.

	Three Months Ended May 31, 2025
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest(1)	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$66.4	$75.1	$16.2	$55.7	$1.10
Restructuring and other expense, net	1.7	1.7	0.3	0.7	0.01
Tax indemnification adjustment	-	0.2	0.2	-	-
Gain on Sitem Group purchase derivative	-	(4.0)	(1.0)	(3.0)	(0.06)
Non-GAAP	$68.1	$73.0	$15.7	$53.4	$1.05

	Three Months Ended May 31, 2024
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$67.3	$75.3	$17.6	$53.2	$1.06
Tax indemnification adjustment	-	(2.8)	(2.8)	-	-
Non-GAAP	$67.3	$72.5	$14.8	$53.2	$1.06

	Twelve Months Ended May 31, 2025
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest(1)	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$147.0	$148.1	$28.8	$110.7	$2.19
Impairment of assets	7.4	7.4	1.2	3.4	0.07
Restructuring and other expense, net	2.6	2.6	0.4	1.1	0.02
Tax indemnification adjustment	-	4.6	4.6	-	-
Pension settlement gain	-	(2.7)	(0.7)	(2.0)	(0.04)
Gain on land sale	-	(1.5)	(0.4)	(1.1)	(0.02)
Gain on Sitem Group purchase derivative	-	(4.0)	(1.0)	(3.0)	(0.06)
Non-GAAP	$157.0	$154.5	$32.9	$109.1	$2.16

	Twelve Months Ended May 31, 2024
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest(1)	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$194.5	$216.2	$46.1	$154.7	$3.11
Impairment of assets	1.4	1.4	0.2	0.7	0.01
Separation costs	19.5	19.5	4.3	15.1	0.30
Tax indemnification adjustment	-	(2.8)	(2.8)	-	-
Non-GAAP	$215.4	$234.3	$47.8	$170.5	$3.42

(1)
Excludes the impact of the noncontrolling interest.

To further assist in the analysis of results for the periods presented, the following volume and net sales information for three- and 12-month periods ended May 31, 2025, and May 31, 2024, has been provided along with a reconciliation of the non-GAAP financial measures, EBIT, adjusted EBIT and adjusted EBITDA to the most comparable GAAP measure, which is net earnings attributable to controlling interests. Net earnings margin is calculated by dividing net earnings attributable to controlling interest by net sales. Adjusted EBIT margin is calculated by dividing adjusted EBIT by net sales. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

	Three Months Ended
	May 31,
(In millions, except volume)	2025	2024
Volume (tons)	982,180	1,029,565
Net sales	$832.9	$911.0

Net earnings attributable to controlling interest	$55.7	$53.2
Interest expense, net	1.0	2.4
Income tax expense	16.2	17.6
EBIT	72.9	73.2
Restructuring and other expense, net(1)	1.0	-
Tax indemnification adjustment	0.2	(2.8)
Gain on Sitem Group purchase derivative	(4.0)	-
Adjusted EBIT	70.1	70.4
Depreciation and amortization	16.9	16.1
Adjusted EBITDA	$87.0	$86.5

Net earnings margin	6.7%	5.8%
Adjusted EBIT margin	8.4%	7.7%
Adjusted EBITDA margin	10.4%	9.5%

	Twelve Months Ended
	May 31,
(In millions, except volume)	2025	2024
Volume (tons)	3,793,752	4,007,373
Net sales	$3,093.3	$3,430.6

Net earnings attributable to controlling interest	$110.7	$154.7
Interest expense, net	7.1	6.0
Income tax expense	28.8	46.1
EBIT	146.6	206.8
Impairment of assets(2)	4.6	0.9
Restructuring and other expense, net(3)	1.5	-
Separation costs	-	19.5
Tax indemnification adjustment	4.6	(2.8)
Pension settlement gain	(2.7)	-
Gain on land sale	(1.5)	-
Gain on Sitem Group purchase derivative	(4.0)	-
Adjusted EBIT	149.1	224.4
Depreciation and amortization	66.0	65.3
Adjusted EBITDA	$215.1	$289.7

Net earnings margin	3.6%	4.5%
Adjusted EBIT margin	4.8%	6.5%
Adjusted EBITDA margin	7.0%	8.4%

(1)
Excludes the noncontrolling interest portion of restructuring and other expense, net of $0.7 million in the fiscal 2025 period.
(2)
Excludes the noncontrolling interest portion of impairment of assets of $2.8 million and $0.5 million in the fiscal 2025 and prior year periods, respectively.

(3)
Excludes the noncontrolling interest portion of restructuring and other expense, net of $1.1 million in the fiscal 2025 period.

The table below provides a reconciliation from net earnings attributable to controlling interest (the most comparable GAAP financial measure) to the non-GAAP financial measures, EBITDA and adjusted EBITDA, for each of the past five fiscal quarters, the 12 months ended May 31, 2025, and the 12 months ended February 28, 2025.

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
	2025	2025	2025	2025	2024
Net earnings attributable to controlling interest	$55.7	$13.8	$12.8	$28.4	$53.2
Interest expense, net	1.0	1.4	2.1	2.6	2.4
Income tax expense	16.2	5.0	3.6	4.0	17.6
Depreciation and amortization	16.9	16.6	16.3	16.2	16.1
EBITDA	89.8	36.8	34.8	51.2	89.3
Impairment of assets(1)	-	4.6	-	-	-
Restructuring and other expense, net(2)	1.0	0.5	-	-	-
Tax indemnification adjustment	0.2	-	-	4.4	(2.8)
Pension settlement gain	-	-	(2.7)	-	-
Gain on land sale	-	-	(1.5)	-	-
Gain on Sitem Group purchase derivative	(4.0)	-	-	-	-
Adjusted EBITDA	$87.0	$41.9	$30.6	$55.6	$86.5

Trailing 12 months adjusted EBITDA	$215.1	$214.6

(1)
Excludes the noncontrolling interest portion of impairment of assets of $2.8 million in the third quarter of fiscal 2025.
(2)
Excludes the noncontrolling interest portion of restructuring and other expense, net of $0.7 million and $0.4 million in the fourth quarter and third quarter of fiscal 2025, respectively.

The following provides a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) to free cash flow for each of the past five fiscal quarters and the 12 months ended May 31, 2025. Free cash flow is a non-GAAP financial measure that management believes measures the Company’s ability to generate cash beyond what is required for its business operations and capital expenditures.

	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
	2025	2025	2025	2025	2024
Net cash provided by operating activities	$53.9	$53.8	$68.0	$54.6	$35.6
Investment in property, plant and equipment	(45.5)	(28.6)	(34.8)	(21.5)	(44.8)
Free cash flow	$8.4	$25.2	$33.2	$33.1	$(9.2)

Trailing 12 months free cash flow	$99.9

The following provides a reconciliation of total debt (the most comparable GAAP financial measure) to the non-GAAP financial measure net debt. Net debt is calculated by subtracting cash and cash equivalents from total debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt, and long-term debt). The calculation of net debt as of May 31, 2025, is outlined below.

May 31,
2025
Short-term borrowings	$149.2
Long-term debt	2.3
Total debt	$151.5
Less: cash and cash equivalents	(38.0)
Net debt	$113.5

To further assist in the analysis of results for the periods presented, the following information for the 12 month periods ended May 31, 2025, and May 31, 2024, has been provided along with a reconciliation of net earnings attributable to controlling interest (the most comparable GAAP financial measure) to pro forma adjusted EBIT. Pro forma adjusted EBIT is a non-GAAP financial measure that management believes includes incremental and on-going impacts to the Company’s operating results as a stand-alone public company resulting from the Separation from the Former Parent. The pro forma financial information assumes the Separation occurred on June 1, 2022, the first day of the Company’s 2023 fiscal year.

The pro forma financial information has been prepared based upon the best available information and management estimates and is subject to assumptions and adjustments described in the accompanying footnotes. It is not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the pro forma financial information is being provided for informational purposes only, and is not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. Management believes these assumptions and estimates are reasonable, given the information available on the date of this release.

The three months ended May 31, 2025 and May 31, 2024 did not include any pro forma adjustments given these periods were both subsequent to the Separation, and thus no reconciliation of net earnings attributable to controlling interest (the most comparable GAAP financial measure) to pro forma adjusted EBIT was included.

There were no incremental pro forma adjustments made for the 12 months ended May 31, 2025, given this period included the actual results of operating as a stand-alone public company. For the 12 months ended May 31, 2024, the adjustments included in the information below represent the adjustments for the period prior to the Separation.

	Twelve Months Ended
	May 31,
	2025	2024
Net earnings attributable to controlling interest	$110.7	$154.7
Interest expense, net	7.1	6.0
Income tax expense	28.8	46.1
EBIT	146.6	206.8
Impairment of assets(1)	4.6	0.9
Restructuring and other expense (income), net(2)	1.5	-
Separation costs	-	19.5
Tax indemnification adjustment	4.6	(2.8)
Pension settlement gain	(2.7)	-
Gain on land sale	(1.5)	-
Gain on Sitem Group purchase derivative	(4.0)	-
Adjusted EBIT	149.1	224.4
Pro Forma Adjustments:
Incremental steel supply agreement margin(3)	-	1.9
Incremental stand-alone corporate costs(4)	-	(8.5)
Total Pro Forma Adjustments	-	(6.6)
Pro Forma Adjusted EBIT	$149.1	$217.8

(1)
Excludes the noncontrolling interest portion of impairment of assets of $2.8 million and $0.5 million in the fiscal 2025 and prior year periods, respectively.
(2)
Excludes the noncontrolling interest portion of restructuring and other expense, net of $1.1 million in the fiscal 2025 period.
(3)
Reflects the incremental margin on sales to the Former Parent under the steel supply agreement between the Company and the Former Parent.
(4)
Includes an increase in SG&A expense for the 12 months ended May 31, 2024, to capture the effects of recurring and ongoing costs required to operate the Company’s stand-alone corporate functions as well as public company costs, offset by lower corporate profit sharing and bonus expense post-separation than what was allocated to the Company in the combined financial statements due to the employee matters agreement with the Former Parent.

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